Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	CHP Batesville Healthcare Owner, LLC
2.	CHP Broadway Healthcare Owner, LLC
3.	CHP Central Wing Annex MOB Owner, LLC
4.	CHP Chestnut Commons OH MOB Owner, LLC
5.	CHP Claremont CA Owner, LLC
6.	CHP Claremont Holding, LLC
7.	CHP Escondido CA MOB Owner, LLC
8.	CHP GP, LLC
9.	CHP Greenfield IN MOB Owner, LLC
10.	CHP Harbour View VA MOB Owner, LLC
11.	CHP Indianapolis IN MOB Owner, I, LLC
12.	CHP Indianapolis IN MOB Owner, II, LLC
13.	CHP Indianapolis IN MOB Owner III, LLC
14.	CHP Jasper AL Owner, LLC
15.	CHP Jasper AL Tenant Corp.
16.	CHP Jefferson Commons Condo MOB Owner, LLC
17.	CHP Jonesboro Healthcare Owner, LLC
18.	CHP Knoxville Plaza A MOB Owner, LLC
19.	CHP Knoxville Plaza B MOB Owner, LLC
20.	CHP Leawood KS MOB Owner, LLC
21.	CHP Lincoln Plaza AZ MOB Owner, LLC
22.	CHP Magnolia Healthcare Owner, LLC
23.	CHP Mine Creek Healthcare Owner, LLC
24.	CHP MOB Holding, LLC
25.	CHP Montecito Partners I, LLC
26.	CHP North Mountain AZ MOB Owner, LLC
27.	CHP Partners, LP
28.	CHP Searcy Healthcare Owner, LLC
29.	CHP Senior Living Net Lease Holding, LLC
30.	CHP SL Owner Holding I, LLC
31.	CHP TRS Holding, Inc.
32.	CHP Westville IN MOB Owner, LLC
33.	CHT Aberdeen SD Senior Living, LLC
34.	CHT Acworth GA Owner, LLC
35.	CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth) in Georgia
36.	CHT Billings MT Senior Living, LLC
37.	CHT Brookridge Heights MI Owner, LLC
38.	CHT Brookridge Heights MI Tenant Corp.
39.	CHT Casper WY Senior Living, LLC

40.	CHT Council Bluffs IA Senior Living, LLC
41.	CHT Curry House MI Owner, LLC
42.	CHT Curry House MI Tenant Corp.
43.	CHT Decatur IL Senior Living, LLC
44.	CHT GCI Partners I, LLC
45.	CHT Grand Island NE Senior Living, LLC
46.	CHT Harborchase Assisted Living Owner, LLC
47.	CHT Harborchase TRS Tenant Corp.(d/b/a Harborchase of Villages Crossing) in Florida
48.	CHT Lima OH Senior Living, LLC
49.	CHT Mansfield OH Senior Living, LLC
50.	CHT Marion OH Senior Living, LLC
51.	CHT SL IV Holding, LLC
52.	CHT Symphony Manor MD Owner, LLC
53.	CHT Symphony Manor MD Tenant Corp.
54.	CHT Tranquility at Fredericktowne MD Owner, LLC
55.	CHT Tranquility at Fredericktowne MD Tenant Corp.
56.	CHT Windsor Manor AL Holding, LLC
57.	CHT Windsor Manor TRS Corp.
58.	CHT Woodholme Gardens MD Owner, LLC
59.	CHT Woodholme Gardens MD Tenant Corp.
60.	CHT Zanesville OH Senior Living, LLC
61.	Grinnell IA Assisted Living Owner, LLC
62.	Grinnell IA Assisted Living Tenant, LLC
63.	Indianola IA Assisted Living Owner, LLC
64.	Indianola IA Assisted Living Tenant, LLC
65.	Nevada IA Assisted Living Owner, LLC
66.	Nevada IA Assisted Living Tenant, LLC
67.	Vinton IA Assisted Living Owner, LLC
68.	Vinton IA Assisted Living Tenant, LLC
69.	Webster City IA Assisted Living Owner, LLC
70.	Webster City IA Assisted Living Tenant, LLC

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